Exhibit 99.1
Global Blood Therapeutics Announces Appointment
of Jeffrey Farrow as CFO

SOUTH SAN FRANCISCO, Calif. – April 4, 2016 – Global Blood Therapeutics, Inc. (GBT) (NASDAQ: GBT), a biopharmaceutical company developing novel therapeutics for the treatment of grievous blood-based disorders with significant unmet needs, today announced the expansion of its management team with the appointment of Jeffrey Farrow as chief financial officer (CFO).

“Jeff’s unique skill sets will be instrumental to GBT as we rapidly advance both GBT440 for the treatment of sickle cell disease and the development of our other pipeline opportunities,” said Ted W. Love, M.D., chief executive officer of GBT. “Jeff has an impressive track record of leading finance, risk management and investor relations for several public biotech companies as they evolved from discovery and development to commercial stage.”

Mr. Farrow previously served as CFO of ZS Pharma, Inc., a biopharmaceutical company focused on developing drugs to treat renal, cardiovascular, liver and metabolic disorders, which was acquired by AstraZeneca in December 2015 for $2.7 billion. Prior to ZS Pharma, he was CFO at Hyperion Therapeutics, Inc., a commercial pharmaceutical company, where he led Hyperion’s initial public offering and follow-on offering and was part of the team responsible for the successful regulatory approval and commercial launch of RAVICTI® for the treatment of urea cycle disorders. He previously served as vice president of finance at Evotec AG, a drug discovery and development company. Prior to Evotec, Mr. Farrow served as vice president of finance and chief accounting officer at Renovis, which was acquired by Evotec AG. Earlier in his career, Mr. Farrow spent seven years working in the audit practice of KPMG LLP. Mr. Farrow holds a B.A. in business administration with a concentration in corporate finance from California State University at Fullerton and is a certified public accountant (inactive).

About Global Blood Therapeutics
Global Blood Therapeutics, Inc. (GBT) is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its initial product candidate, GBT440, as an oral, anti-polymerization therapy for sickle cell disease (SCD) and is currently evaluating GBT440 in SCD patients in an ongoing Phase 1/2 clinical trial. GBT is also evaluating GBT440 for the treatment of hypoxemic pulmonary disorders, including idiopathic pulmonary fibrosis, and is engaged in other research and development activities targeted toward hereditary angioedema (HAE). To learn more, please visit www.globalbloodtx.com.

Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend these forward-looking statements, including statements regarding the therapeutic potential of GBT440 and our ability to receive data to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidate, and that drug-related adverse events may be observed in later stages of clinical development, along with those risks set forth in the prospectus for our initial public offering of common stock that was filed with the U.S. Securities and Exchange Commission (the "SEC") on August 12, 2015, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the SEC. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Joey Fleury (investors)
BrewLife
415-946-1090
investor@globalbloodtx.com

Ryan Flinn (media)
BrewLife
415-946-1059
media@globalbloodtx.com
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